EXHIBIT 10.3

[English Translation]

INTELLECTUAL PROPERTY CONSULTING CONTRACT

Party A:	Shenzhen Trony Science and Technology Development Co., Ltd.

Party B:	Shenzhen Yiying Patent Agency

WHEREAS, Party A and Party B have agreed that it is necessary and important to protect the enterprise self-owned intellectual property.

NOW, THEREFORE, Party A and Party B agree to enter into this Intellectual Property Consulting Contract (this “Contract”) pursuant to the relevant intellectual property laws.

Article 1                 Party A is a high-tech company which received its first patent in 1994. Since the founding of the company, Yiying Zhang, a senior patent agent of the former city patent center (also a senior engineer) has represented Party A in various intellectual property cases (nearly 100 cases, including patent, trademark and software registration, national patent gold awards, Gold Invention Award of 1995 Paris International Exposition, provincial well-known trademarks and patent technology appraisals), and provided a significant amount of services free of charge. As required by its business development, Party A hereby retains Yiying Zhang as its senior regular intellectual property advisor. The monthly retainer fee shall be Five Thousand Renminbi Yuan (RMB5,000), and Party B shall be responsible for paying the relevant taxes.

Article 2                 Party A and Party B have both expressed their willingness to establish a long-term cooperation relationship;

Party A hereby engages Party B to represent it in handling and managing all intellectual property cases relating to application, registration and management (involving patent, trademark, software, technology appraisal, trade and technology secrets and asset appraisal) with full power of substitution;

Party B hereby accepts Party A’s engagement to give first priority to the handling of its cases, and is committed to performing services to the best of its ability.

Article 3                 Party B shall provide certain services free of charge, including providing report on countermeasures with respect to general patent consulting and intellectual property, particularly, patent tracking service and major monitoring; drafting legal opinion, conducting negotiations on intellectual property, patent promotions and exhibitions and result appraisals, and achieving a one-stop full service.

Article 4                 Party B shall provide, free of charge, intermediary services to Party A with respect to the drafting, review and execution of general technology development contracts, conduct training and give lectures on intellectual property for Party A’s scientists and technicians, and train patent engineers for the company. No intermediary fees shall be charged to Party A, excluding any third party to the contract.

Article 5                 Party B shall provide services free of charge pursuant to Articles 3 and 4 hereof, except for the provisions of Article 2 relating to the government fees and agent fees in connection with intellectual property. Party A shall be responsible for the travel and accommodation expenses incurred by Party B in connection with the travel and new products services as entrusted by Party A.

Article 6                 Party B shall provide Party A with an annual service summary evaluation report at the end of each year, examining the quality of its work and services, and proposing forward-looking suggestions, to provide valuable economic effects to Party A in its real sense.

Article 7                 Party A and Party B have agreed that this Contract is an engagement agreement, and the parties may make amendments or supplements at any time with respect to any matter not addressed herein pursuant to this Contract in good faith, including oral agreements which shall have the same legal validity as this Contract.

Article 8                 This Contract shall become effective upon execution by Party A and Party B. This Contract shall be executed in two (2) copies with each of Party A and Party B holding one (1) copy.

Party A Signature (Seal): Shenzhen Trony Science and Technology Development Co., Ltd.

Address: Bldg 2, Guangxian Estate, Bagua 3rd Road, Futian District, Shenzhen

Party B Signature (Seal): Shenzhen Yiying Patent Agency

Address: RM 536 Xianke Mechanism & Electronic Mansion, Bagua 4th Road, Futian District, Shenzhen

Execution Date: December 23, 2005